UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Marietta Street, Suite 2600
Atlanta, Ga. 30303
(Address of principal executive offices) (Zip Code)

(404) 230-5705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry into a Material Definitive Agreement

On May 17, 2006, the Registrant entered into a sublease agreement with Rogers Telecom, Inc. (the “SubLandlord”) for approximately 5,927 square feet of rentable space (the "Sublease") to be used for office space, Data Center, Network Operations and Interconnect. The space is located on the 16th floor of 55 Marietta Street in Atlanta, Georgia. The term of the Sublease commenced on June 1, 2006 and expires on April 29, 2006. There is no option to renew this Sublease. The landlord under the lease has consented to the Sublease.

Under this Sublease, the Company will make monthly rental payments in the amount of $8,396.58 for the entire term of the Sublease. In addition to the monthly rent, the Company is responsible for its share of the operating expenses, utilities, taxes and other costs and expenses associated with the property. The Company will use this space to launch WinSonic Digital Cable Systems Network’s (WDCSN) network operations, data center, broadcast controls, switch site and application development lab. The foregoing descriptions of the Sublease is qualified in its entirety by the full terms and conditions of the Sublease, a copy of which is being furnished as Exhibit 10.1 to this Current Report on Form 8-K.

Additionally, on June 22, 2006, the Registrant entered into a two-year lease agreement with JT Communications, LLC (the “Landlord”) for the exclusive right to use a cabinet located on the Landlord’s premises and the non-exclusive right to use the office space on the 5th floor of 55 Marietta Street in Atlanta, Georgia (the "Lease"). The term of the Lease is to commence on July 1, 2006 and expires on June 30, 2008. The Lease shall automatically renew for a one-year period on the same terms and conditions, unless the Registrant notifies the Landlord that it does not want to renew.

Under the Lease, the Company will make monthly rental payments in the amount of $1,350.00 for the first year; $1,418.00 in the second year; and $1,488.00 in the third year of the Lease. The Company will use this space to facilitate the interconnections of its telecommunications system with that of other entities who have similar agreements with the Landlord. The foregoing descriptions of the Lease is qualified in its entirety by the full terms and conditions of the Lease, a copy which is being furnished as Exhibit 10.2 to this Current Report on Form 8-K.

A critical aspect to these agreements is that they will enable the Company to launch its North American, National and International gateway, as well as, WDCSN’s West-coast nationwide redundant cross-connects. In addition, they will provide access to the LEC’s, ILEC’s, IXC’s, cable companies’ and local utilities’ copper lines and fiber networks; and will facilitate the transmission of broadcast wireless signals and collocation of Company equipment with ILEC’s COs, access conduits and other rights of way.

 ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this current report on Form 8-K is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1.	Sublease Agreement, by and between Rogers Telecom, Inc. and Winsonic Digital Media Group, Ltd., dated as of May 17, 2006.

10.2	Lease Agreement by and between JT Communications, LLC and Winsonic Digital Media Group, Ltd., dated as of June 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2006

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:    /s/ Winston Johnson
Winston Johnson
Chairman/CEO/Director